Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Bank7 Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Type	Fee Calculation Rule(2)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other	1,071,959	$38.70	$41,484,813.30	$0.00014760	$6,123.16
Total Offering Amounts					$41,484,813.30		$6,123.16
Total Fee Offsets							$0.00
Net Fees Due							$6,123.16

(1)
Amount to be registered consists of 1,071,959 additional shares of Registrant’s Common Stock, $0.01 par value per share, to be issued pursuant to the grant or exercise of awards to participants under the Bank7 Corp. 2018 Equity Incentive Plan (the “2018 Plan”), including 300,000 shares that may be added in the future pursuant to the “evergreen” provisions of the 2018 Plan. The “evergreen” provision in the Plan provides that on each January 1, an additional number of shares equal to the lesser of: (i) 1% of the then-outstanding shares of Common Stock, (ii) 100,000 shares of Common Stock, or (iii) an amount determined by the board of directors of the Registrant will be added to the shares of Common Stock authorized for issuance under the Plan.  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2018 Plan.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on August 16, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources